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                                                                    EXHIBIT 23.1





                              ACCOUNTANTS' CONSENT




The Board of Directors
American Cyanamid Company:


We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the prospectus. Our reports refer to the adoption of the provisions of Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1993.



                                                  KPMG Peat Marwick


Short Hills, New Jersey
July 11, 1994